
                                                                                                      EXHIBIT 21.1


                                     SUBSIDIARIES OF GULFSTREAM AEROSPACE CORPORATION



Subsidiary Name                                  Doing Business As                    Jurisdiction of Incorporation
---------------                                  -----------------                    -----------------------------
Gulfstream Aerospace Corporation                                                      California
Gulfstream Delaware Corporation                                                       Delaware
Gulfstream International Corporation                                                  Delaware
Gulfstream Aircraft Incorporated                                                      Georgia
Gulfstream Financial Services Corporation                                             Georgia
Gulfstream Aerospace Corporation                                                      Georgia
Gulfstream NetJets, Inc.                                                              Georgia
Gulfstream Aerospace Corporation                 Gulfstream Aerospace Technologies    Oklahoma
Gulfstream Aerospace Corporation of Texas                                             Texas
Gulfstream Aerospace (Middle East) Ltd.                                               Cyprus
Gulfstream Aircraft Corporation                                                       Hong Kong
Interiores Aereos S.A. De C.V.                                                        Mexico